Exhibit: 10.54

Final Version

DEFERRED STOCK UNIT GRANT NOTICE

UNDER THE

CHANGE HEALTHCARE INC.

2019 OMNIBUS INCENTIVE PLAN

(Non-Employee Directors)

Change Healthcare Inc., a Delaware corporation (the “Company”), pursuant to its 2019 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Deferred Stock Units set forth below. The Deferred Stock Units are subject to all of the terms and conditions as set forth herein, in the Deferred Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Grant Date]

Vesting Commencement Date:	[Insert Date]

Number of

Deferred Stock Units:	[Insert No. of Deferred Stock Units Granted]

Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of the applicable vesting date, 100% of the Deferred Stock Units will vest on the first anniversary of the Vesting Commencement Date; provided, however, that in the event that the Participant undergoes a Termination (i) as a result of the Participant’s death prior to the applicable vesting date, the Participant shall fully vest in the Participant’s Deferred Stock Units or (ii) as a result of the Participant’s Disability prior to the applicable vesting date, the Participant shall vest as to a prorated portion of the Deferred Stock Units granted, with such proration based on the number of days the Participant provided services from the Vesting Commencement Date to the date of Termination.

*         *         *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS DEFERRED STOCK UNIT GRANT NOTICE, THE DEFERRED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF DEFERRED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS DEFERRED STOCK UNIT GRANT NOTICE, THE DEFERRED STOCK UNIT AGREEMENT AND THE PLAN.

CHANGE HEALTHCARE INC.	PARTICIPANT[1]

By:
Title:

[Signature Page to Deferred Stock Unit Award (Non-Employee Director)]

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page to Deferred Stock Unit Award (Non-Employee Director)]

DEFERRED STOCK UNIT AGREEMENT

UNDER THE

CHANGE HEALTHCARE INC.

2019 OMNIBUS INCENTIVE PLAN

Pursuant to the Deferred Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Deferred Stock Unit Agreement (this “Deferred Stock Unit Agreement”) and the Change Healthcare Inc. 2019 Omnibus Incentive Plan (the “Plan”), Change Healthcare Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Deferred Stock Units; Unit Account.

(a) Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Deferred Stock Units provided in the Grant Notice (with each Deferred Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Deferred Stock Units to the Participant under this Deferred Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Deferred Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Deferred Stock Units hereunder and makes no implied promise to grant additional Deferred Stock Units.

(b) The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of Deferred Stock Units credited to the Participant under the terms of the Grant Notice and this Deferred Stock Unit Agreement.

2. Vesting.     Subject to the conditions contained herein and in the Plan, the Deferred Stock Units shall vest and the restrictions on such Deferred Stock Units shall lapse as provided in the Grant Notice.

3. Settlement of Deferred Stock Units.     The Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within 30 days) following the date the Participant undergoes a “separation from service” from the Company and its Subsidiaries (as defined in Section 409A of the Code) for any reason one share of Common Stock for each Deferred Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Deferred Stock Unit shall be cancelled upon such delivery. Upon the issuance of the shares of Common Stock to the Participant, such Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Deferred Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Deferred Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Treatment of Deferred Stock Units Upon Termination.     Unless otherwise determined by the Committee, in the event of the Participant’s Termination for any reason:

(a) all vesting with respect to the Deferred Stock Units shall cease (after taking into account vesting of Deferred Stock Units as set forth in the Grant Notice); and

(b) the unvested Deferred Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5. Company; Participant.

(a) The term “Company” as used in this Deferred Stock Unit Agreement with reference to service shall include the Board, the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Deferred Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Deferred Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability.     The Deferred Stock Units are not transferrable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of Deferred Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Deferred Stock Units shall terminate and become of no further effect.

7. No Rights as Stockholder.     The Participant or a Permitted Transferee of the Deferred Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Deferred Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Dividend Equivalents.    The Deferred Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying Deferred Stock Units to which such dividend equivalents relate are settled in accordance with Section 3 above. For the avoidance of doubt, dividend equivalents accrued in respect of Deferred Stock Units shall only be paid to the extent the underlying Deferred Stock Unit vests and is settled, and to the extent that any Deferred Stock Units are forfeited and not vested, the Participant shall have no right to such dividend equivalent payments.

9. Tax Withholding.     The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. In addition, the Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by the Participant with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions). Notwithstanding the foregoing, the Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of the Deferred Stock Units.

10. Notice.     Every notice or other communication relating to this Deferred Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service.     This Deferred Stock Unit Agreement does not confer upon the Participant any right to continue as an employee, director or service provider to the Company.

12. Binding Effect.     This Deferred Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments.     Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Deferred Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Governing Law.     This Deferred Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Deferred Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Deferred Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan.     The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Deferred Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

16. Exhibit for Non-U.S. Participants.     If the Participant is residing and/or working outside of the United States, the Deferred Stock Units shall be subject to any special provisions set forth in Exhibit A to this Deferred Stock Unit Agreement. If the Participant becomes based outside the United States while holding any Deferred Stock Units, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Deferred Stock Unit Agreement.

17. Section 409A.

(a) It is intended that the Deferred Stock Units granted hereunder shall be compliant with Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted as such, including, without limitation, by delaying the issuance of shares of Common Stock contemplated hereunder.

(b) Notwithstanding anything in this Deferred Stock Unit Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Deferred Stock Unit that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.